Exhibit 99.2

CONSENT OF DIRECTOR

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a director in the Registration Statement on Form S-1 of the American Bar Association Members/State Street Collective Trust, and any amendments thereto.

/s/ Robert P. Browne
Name: Robert P. Browne Date: May 17, 2010